FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE RETAIL STORES, INC. DELAYS THIRD QUARTER 2006 EARNINGS RELEASE AND CONFERENCE CALL PENDING COMPLETION OF REVIEW OF STOCK OPTION PRACTICES

SECAUCUS, NJ, November 13, 2006 - The Children's Place Retail Stores, Inc. (Nasdaq: PLCE) announced today that it will delay the release of its preliminary third quarter 2006 financial results, originally planned for November 16, 2006, pending the completion of the investigation being conducted by outside counsel into the Company's stock option practices.  The Company expects its preliminary third quarter results will be released after the stock option investigation is concluded.

The Company commented that while the investigation into its stock option grant practices has been progressing, at the recent request of the Audit Committee, the Company's outside counsel is performing additional analysis of various stock option grants to determine whether they impact the conclusions announced on September 7, 2006.   The Company remains committed to resolving these issues as quickly as possible and believes that the additional time is necessary to enable this process to be completed in an orderly, prudent and conclusive fashion.

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children’s merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children’s Place” and licensed “Disney Store” brand names. As of October 28, 2006, the Company owned and operated 851 The Children’s Place stores and 331 Disney Stores in North America and The Children’s Place online store at www.childrensplace.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

CONTACT: The Children’s Place Retail Stores, Inc.
Heather Anthony, Senior Director, Investor Relations (201) 558-2865

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